                                                                    EXHIBIT 23.7



                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.



     We consent to the inclusion in this Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida of the form of our letter to the Board of Directors of Seacoast Banking Corporation of Florida, included as Appendix C to the Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities Exchange Commission thereunder.



                                          THE ROBINSON-HUMPHREY COMPANY, INC.



                                          By:   /s/ GERARD J. O'MEARA, JR.


                                            ------------------------------------

                                                   Gerard J. O'Meara, Jr.


                                                     Managing Director



April 14, 1997